Exhibit 99.2

Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY PLC REPORTS FISCAL THIRD QUARTER
2011 FINANCIAL RESULTS

SCOTTS VALLEY, CA — April 19, 2011 — Seagate Technology plc (NASDAQ: STX) today reported financial results for the quarter ended April 1, 2011. The company shipped 49 million disk drives and reported revenue of $2.7 billion, gross margin of 19.1%, net income of $93 million and diluted earnings per share of $0.21. On a non-GAAP basis, which excludes the net impact of loss on redemption of debt, purchased intangibles amortization, restructuring and tax adjustments related to prior fiscal years, Seagate reported net income of $113 million and diluted earnings per share of $0.25 for the quarter ended April 1, 2011.

For the nine months ended April 1, 2011, the company reported revenue of $8.1 billion, gross margin of 19.7%, net income of $392 million and diluted earnings per share of $0.83. On a non-GAAP basis, which excludes the net impact of loss on redemption of debt, purchased intangibles amortization, restructuring and tax adjustments related to prior fiscal years, Seagate reported net income of $452 million and diluted earnings per share of $0.95.

For reconciliation of non-GAAP to GAAP results, see accompanying financial tables.

Investor Communications

Seagate will hold a conference call to review the recently announced strategic alignment with Samsung as well as Seagate’s third fiscal quarter results today at 5:30 a.m. Pacific Time. This call will replace the call formerly scheduled for 3:45 p.m. today. The conference call will consist of comments from Steve Luczo, CEO,  and Pat O’Malley, CFO, followed by a question and answer session with the executive management team. During today’s conference call, the company will provide an outlook for its fourth fiscal quarter of 2011, including key underlying assumptions.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but rather it is available in the investor relations section of seagate.com.

Conference Call

The conference call can be accessed online at seagate.com or by phone as follows:

USA: (800) 299-9630

International: (617) 786-2904

Participant Passcode: 22585275

Replay

A replay will be available beginning today at 8:00 a.m. Pacific Time. The replay can be accessed from seagate.com.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information available to the Company as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, global economic conditions may pose a risk to the Company’s operating and financial performance. Such risks and uncertainties also include the impact of variable demand; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the Company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K, Form 10-K/A and Quarterly Reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission on August 20, 2010, October 6, 2010, November 3, 2010 and February 3, 2011, respectively, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 1, 2011	July 2, 2010 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,201	$2,263
Short-term investments	279	252
Restricted cash and investments	103	114
Accounts receivable, net	1,394	1,400
Inventories	834	757
Deferred income taxes	107	118
Other current assets	586	514
Total current assets	5,504	5,418
Property, equipment and leasehold improvements, net	2,208	2,263
Deferred income taxes	373	395
Other assets, net	195	171
Total assets	$8,280	$8,247
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,778	$1,780
Accrued employee compensation	136	263
Accrued warranty	198	189
Accrued expenses	419	422
Accrued income taxes	14	14
Current portion of long-term debt	560	329
Total current liabilities	3,105	2,997
Long-term accrued warranty	163	183
Long-term accrued income taxes	68	59
Other non-current liabilities	105	111
Long-term debt, less current portion	2,352	2,173
Total liabilities	5,793	5,523

Shareholders’ equity:
Total shareholders’ equity	2,487	2,724
Total liabilities and shareholders’ equity	$8,280	$8,247

(a) The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of July 2, 2010.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	April 1, 2011	April 2, 2010	April 1, 2011	April 2, 2010

Revenue	$2,695	$3,049	$8,112	$8,738
Cost of revenue	2,179	2,148	6,517	6,261
Product development	224	224	646	658
Marketing and administrative	110	105	317	323
Amortization of intangibles	—	8	2	23
Restructuring and other, net	3	4	14	50
Impairment of long-lived assets	—	—	—	64
Total operating expenses	2,516	2,489	7,496	7,379
Income from operations	179	560	616	1,359

Interest income	2	2	6	4
Interest expense	(59)	(41)	(151)	(127)
Other, net	—	1	(21)	(7)
Other expense, net	(57)	(38)	(166)	(130)

Income before income taxes	122	522	450	1,229
Provision for (benefit from) income taxes	29	4	58	(1)
Net income	$93	$518	$392	$1,230

Net income per share:
Basic	$0.21	$1.05	$0.85	$2.48
Diluted	0.21	1.00	0.83	2.38
Number of shares used in per share calculations:
Basic	437	493	459	495
Diluted	453	520	475	519

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Nine Months Ended
	April 1, 2011	April 2, 2010
OPERATING ACTIVITIES
Net income	$392	$1,230
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	567	584
Share-based compensation	38	38
Loss on redemption of debt	26	—
Impairment of long-lived assets	—	64
Deferred income taxes	35	10
Other non-cash operating activities, net	(5)	22
Changes in operating assets and liabilities:
Accounts receivable, net	7	(418)
Inventories	(77)	(98)
Accounts payable	181	242
Accrued employee compensation	(127)	70
Accrued expenses, income taxes and warranty	(10)	(131)
Other assets and liabilities	(80)	(5)
Net cash provided by operating activities	947	1,608
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(685)	(372)
Purchases of short-term investments	(208)	(278)
Sales of short-term investments	118	75
Maturities of short-term investments	59	101
Change in restricted cash and investments	13	26
Other investing activities, net	—	1
Net cash used in investing activities	(703)	(447)
FINANCING ACTIVITIES
Proceeds from short-term borrowings	—	15
Repayment of short-term borrowings	—	(365)
Repayments of long-term debt and capital lease obligations	(377)	(385)
Net proceeds from issuance of long-term debt	736	—
Repurchases of ordinary shares	(710)	(251)
Change in restricted cash and investments	2	379
Proceeds from issuance of ordinary shares under employee stock plans	48	81
Other financing activities, net	(5)	—
Net cash used in financing activities	(306)	(526)

Increase (decrease) in cash and cash equivalents	(62)	635
Cash and cash equivalents at the beginning of the period	2,263	1,427
Cash and cash equivalents at the end of the period	$2,201	$2,062

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income and diluted net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that the Company believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended April 1, 2011	For the Nine Months Ended April 1, 2011

GAAP net income		$93	$392
Non-GAAP adjustments:
Loss on redemption of debt	A	2	26
Restructuring charges	B	3	14
Amortization of purchased intangible assets	C	1	6
Adjustments for taxes	D	14	14

Non-GAAP net income		$113	$452

Diluted net income per share:
GAAP		$0.21	$0.83

Non-GAAP		$0.25	$0.95

Shares used in diluted net income per share calculation:		453	475

A   For the three months ended April 1, 2011, the Company incurred a loss upon the partial redemption of its 10.00% Senior Secured Second-Priority Notes due 2014.  The nine months ended April 1, 2011, included the loss upon redemption of its 5.75% Subordinated Debentures due March 2012 and its 2.375% Convertible Senior Notes due August 2012.

B   For the three and nine months ended April 1, 2011, the Company recorded restructuring charges associated with previously announced restructuring activities.

C   For the three and nine months ended April 1, 2011, amortization of purchased intangible assets acquired in acquisitions was allocated as follows:

	For the Three Months Ended April 1, 2011	For the Nine Months Ended April 1, 2011

Cost of revenue	$1	$4
Amortization of intangibles	—	2

Total amortization of purchased intangible assets	$1	$6

D   To exclude the tax effects, where applicable, of adjustments to GAAP net income. In addition, during the three and nine months ended April 1, 2011, the Company recorded discrete tax charges of approximately $14 million primarily as a result of information obtained during the March quarter related to ongoing negotiations with non-U.S. tax authorities on tax positions taken in prior fiscal years.